Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Dino Energy Corporation (the "Company") for the quarter ending January 31, 2014, I, Eric David Lawson, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the quarter ending January 31, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending January 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 17, 2014

Dino Energy Corporation

By:    /s/  Eric David Lawson

        Eric David Lawson